EXHIBIT 99.15

                                                       Effective January 1, 1994


                          FREEDOM INVESTMENT TRUST III

                              PLAN OF DISTRIBUTION
                             PURSUANT TO RULE 12B-1


         WHEREAS, FREEDOM INVESTMENT TRUST III, an unincorporated business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

         WHEREAS, the Trust is authorized to (i) issue shares of beneficial interest (the "Shares") in separate series, with the Shares of each such series representing the interests in a separate portfolio of securities and other assets and (ii) to issue or divide the Shares within each such series into two or more classes;

         WHEREAS, the Trust has established two portfolio series, John Hancock Freedom Environmental Fund and John Hancock Discovery Fund (the "Existing Funds"
- such series, together with all other series subsequently established by the Trust, being referred to herein individually as a "Fund" and collectively as the "Funds");

         WHEREAS, the Trust employs John Hancock Broker Distribution Services, Inc. ("John Hancock") and Freedom Distributors Corporation ("Freedom") as the distributors of the Shares pursuant to a Distribution Agreement (the "Agreement") (Freedom and John Hancock shall herein be collectively referred to as the "Distributor");

         WHEREAS, the Board of Trustees as a whole, and the Trustees who are not interested persons of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan or the Agreement (the "Qualified Trustees"), have determined, in the exercise of their reasonable business judgment and in light of their fiduciary duties under state law and under Section 36(a) and (b) of the Act, that there is a reasonable likelihood that this Plan and the Agreement will benefit the Funds and their shareholders, and have accordingly approved this Plan and the Agreement by votes cast in person at a meeting called for the purpose of voting on this Plan and the Agreement.

         NOW, THEREFORE, the Trust hereby amends and restates the Plan in accordance with Rule 12b-1 under the Act, on the following terms and conditions:

SECTION 1.  DISTRIBUTION ACTIVITIES

         Subject to the supervision of the Trustees, the Trust and the Funds are authorized to engage in any distribution activities and in financing any activities primarily intended to result in the sale of Class A and/or Class B Shares of the Funds, either directly or indirectly through other persons (including the Distributor) with which the Trust has entered into agreements pursuant to the Plan, including, without limitation, the payment of Distribution Expenses (as defined below) and Service Expenses (as defined below).

         Distribution Expenses include, but are not limited to: (a) initial and ongoing sales compensation to selected broker-dealers and others (including affiliates of the Distributor) engaged in the sale of Shares of the Funds; (b) direct out-of-pocket expenses incurred in connection with the distribution of Shares of the Funds, including expenses relating to the formulation and implementation of marketing strategies and promotional activities such as direct mail promotions and television, radio, newspaper, magazine and other mass media advertising, the preparation, printing and distribution of sales literature, the preparation, printing and distribution of Prospectuses of the Trust and reports for recipients other than existing shareholders of the Funds, and obtaining such information, analyses and reports with respect to marketing and promotional activities and investor accounts as the Trust may, from time to time, deem advisable; (c) an allocation of overhead and other office expenses of the Distributor related to the distribution of Shares of the Funds; and (d) interest expenses on unreimbursed distribution expenses related to Class B Shares, as described in Section 3(c).

         Service Expenses include, but are not limited to, payments made to, or on account of, account executives of selected broker-dealers (including affiliates of the Distributor) and others for the furnishing of personal service to shareholders of the Funds and/or the maintenance of shareholder accounts.

SECTION 2.  MAXIMUM EXPENDITURES

         The expenditures to be made pursuant to this Plan, and the basis upon which payment of such expenditures will be made, shall be determined by the Trust, but in no event shall such expenditures exceed the following:

         (i) John Hancock Freedom Environmental Fund:

                  (a) with respect to Class A Shares, an annual rate of 0.30 of 1% of the average daily value of the net assets of the Fund attributable to that class of Shares to cover Distribution Expenses and Service Expense, provided that the portion of such fee used to cover Service Expenses shall not exceed an annual rate of 0.25 of 1% of the average daily net asset value of the Fund attributable to that class of Shares, and

                  (b) with respect to Class B Shares, an annual rate of 1% of the average daily value of the net assets of the Fund attributable to that class of Shares to cover Distribution Expenses and Service Expenses, provided that the portion of such fee used to cover Service Expenses shall not exceed an annual rate of 0.25 of 1% of the average daily net asset value of the Fund attributable to that class of Shares.

         (ii) John Hancock Discovery Fund:

                  (a) with respect to Class A Shares, an annual rate of 0.30 of 1% of the average daily value of the net assets of the Fund attributable to that class of Shares to cover Distribution Expenses and Service Expenses, provided that the portion of such fee used to cover Service Expenses shall not exceed an annual rate of 0.25 of 1% of the average daily net asset value of the Fund attributable to that class of Shares.

                  (b) with respect to Class B Shares, an annual rate of 1% of the average daily value of the net assets of the Fund attributable to that class of Shares to cover Distribution Expenses and Service Expenses, provided that the portion of such fee used to cover Service Expenses shall not exceed an annual rate of .25 of 1% of the average daily net asset value of the Fund attributable to that class of Shares.

         (iii) All Funds subsequently established by the Trust, at the annual rate or rates as agreed upon and specified in an addendum hereto.

         The expenditures to be made pursuant to this Plan shall commence with respect to each Fund or class of Shares thereof as of the date on which this Plan becomes effective with respect to such Fund or class of Shares thereof.

SECTION 3.  PAYMENTS

         Pursuant to this Plan, the Trust shall make monthly payments to the Distributor at the annual rates provided for in Section 2 with respect to each Fund, or class of Shares thereof, as the case may be, as more fully described below. Notwithstanding anything to the contrary herein, the aggregate of all payments to the Distributor shall not exceed at any time the aggregate of all payments made or expenses incurred by the Distributor pursuant to this Section 3 and to the extent that such payments and expenses have not previously been reimbursed by the Distributor's receipt of deferred sales charges as set forth in the Agreement and Prospectus.

         (a) Class A Shares. The Distributor shall apply all monthly payments received pursuant to this Plan as provided in Section 2 to the payment and/or reimbursement of Distribution Expenses and Service Expenses as contemplated by
Section 1 hereof.

         (b) Class B Shares. The Distributor shall apply all monthly payments received pursuant to this Plan to the payment and/or reimbursement of Distribution Expenses and Service Expenses as contemplated by Section 1 hereof.

         (c) Unreimbursed Distribution Expenses. In the event that the Distributor is not fully reimbursed for payments made or expenses incurred by it as contemplated by Section 1 hereof, in any fiscal year, the Distributor shall be entitled to carry forward such expenses to subsequent fiscal years for submission to the Shares of the applicable Fund for payment, provided that any such carry forward for Class A Shares shall not exceed twelve months from the date the expense was incurred and subject always to the annual maximum expenditures for the Shares of each Fund set forth in Section 2 hereof; provided further, however, that nothing herein shall prohibit or limit the Trustees from terminating this Plan and all payments hereunder with respect to the Class B Shares (or Class A Shares) of any Fund at any time pursuant to Section 4(e) hereof.

         (d) Allocation of Distribution Expenses Between Classes. Amounts paid to the Distributor by any class of Shares of any Fund will not be used to pay the distribution expenses incurred with respect to any other class of Shares of any Fund; provided, however, that distribution expenses attributable to any Fund as a whole will be allocated, to the extent permitted by law, according to a formula based upon gross sales dollars and/or average daily net assets of each such Class or upon such other method as may be approved from time to time by vote of a majority of the Board of Trustees, including the Qualified Trustees.

SECTION 4.  TERM AND TERMINATION

         (a) Existing Funds. This Plan shall continue in effect with respect to the Class A and Class B Shares of each Existing Fund (subject to Section 4(c) hereof) until May 31, 1994, unless the continuation of this Plan shall have been approved with respect to that class of Shares of each Existing Fund in accordance with the provisions of Section 4(c) hereof.

         (b) Additional Funds. This Plan shall become effective with respect to each additional Fund and each class of Shares thereof upon commencement of the initial public offering thereof; provided that the Plan has previously been approved for continuation by votes of a majority of both (i) the Board of Trustees of the Trust, and (ii) the Qualified Trustees, cast in person at a meeting held before the initial public offering of each such additional Fund and each class of Shares thereof and called for the purpose of voting on such approval. This Plan shall continue in effect with respect to each such additional Fund and each class of Shares thereof (subject to Section 4(c) hereof) for one year after the date of such initial public offering, unless the continuation of this Plan shall have been approved with respect to such additional Fund and each class of Shares thereof in accordance with the provisions of Section 4(c) hereof. The Distributor and the Trust on behalf of each such additional Fund and each class of Shares thereof shall each sign an addendum hereto agreeing to be bound hereby and setting forth such specific and different terms as the parties may agree upon, including, without implied limitation, the amount and purpose of payments to be made hereunder.

         (c) Continuation. This Plan shall continue in effect with respect to each Fund and each class of Shares thereof subsequent to the initial term specified in Section 4(a) and (b) for so long as such continuance is specifically approved at least annually by votes of a majority of both (i) the Board of Trustees of the Trust, and (ii) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on this Plan and related agreements.

         (d) Shareholder Approval. Notwithstanding the foregoing provisions of this Section 4, the continuance of this Plan with respect to any additional Fund and each class of Shares thereof subsequently established by the Trust is subject to the approval of this Plan by a majority of the outstanding voting securities (as defined in the Act) of such Fund and each class of Shares thereof.

         (e) Termination.

                  (i) This Plan may be terminated at any time with respect to any Fund or class of Shares thereof by vote of a majority of the Qualified Trustees, or by vote of a majority of the outstanding voting securities of that Fund or class of Shares thereof, as the case may be. The Plan may remain in effect with respect to a Fund or class of Shares thereof even if it has been terminated in accordance with this Section 4(e) with respect to one or more other Funds or classes of Shares thereof.

                  (ii) The Agreement may be terminated at any time, without penalty, with respect to any Fund or class of Shares thereof by a vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of that Fund or class of Shares thereof on sixty days' written notice to the Distributor. In addition, the Agreement provides for automatic termination in the event of its assignment.

SECTION 5.  AMENDMENTS

         This Plan may not be amended to increase materially the amount of distribution expenditures provided for herein unless such amendment is approved by a vote of a majority of the outstanding voting securities of each Fund or class of Shares thereof, as the case may be, with respect to which a material increase in the amount of distribution expenditures is proposed, and no material amendment to the Plan shall be made unless approved in the manner provided for annual renewal in Section 4(c) hereof. Otherwise, the Plan may be amended with respect to any Fund or class of Shares thereof by vote of a majority of the Qualified Trustees or the outstanding voting securities of that Fund or class of Shares thereof.

SECTION 6.  QUALIFIED TRUSTEES

         While this Plan is in effect with respect to any Fund or class of Shares thereof, the selection and nomination of the Qualified Trustees of the Trust shall be committed to the discretion of the Qualified Trustees.

SECTION 7.  QUARTERLY REPORTS

         The Treasurer of the Trust and the Treasurer of the Distributor shall provide to the Trustees of the Trust and the Trustees shall review, at least quarterly, a written report of the amounts expended for distribution pursuant to this Plan and the purposes for which such expenditures were made.

SECTION 8.  RECORDKEEPING

         The Trust shall preserve copies of this Plan, the Agreement and any related agreements and all reports made pursuant to Section 7 hereof, for a period of not less than six years from the date of this Plan and the Agreement, with the agreements or such reports, as the case may be, for the first two years to be kept in an easily accessible place.

SECTION 9.  LIMITATION OF LIABILITY

         The term "Freedom Investment Trust III" means and refers to the Trustees from time to time serving under the Declaration of Trust dated June 16, 1989 as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust. The execution and delivery of this Plan and the Plan have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust. The Declaration of Trust further provides, and it is expressly agreed, that each Fund of the Trust shall be solely and exclusively responsible for the payment of its debts, liabilities and obligations and that no other Fund shall be responsible or liable for the same.

SECTION 10.  MISCELLANEOUS

         For purposes of this Plan, references to the Prospectus of the Trust shall be deemed to include all Prospectuses and Statements of Additional Information of any of the Funds and of the Trust, all as from time to time amended and in effect.

         IN WITNESS WHEREOF, the Trust has executed this Plan of Distribution dated as of October 23, 1989, as amended and restated on the day and year set forth below in Boston, Massachusetts.

                                               FREEDOM INVESTMENT TRUST III



                                               By: /s/ Hugh A. Dunlap, Jr.
                                                   --------------------------
                                                   President

ATTEST:


/s/ Thomas H. Drohan
    --------------------------
    Secretary


Date:  January 1, 1994

y\agr_cont\plans\distrib\fitthree.doc